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                                                                    Exhibit 23.1


Eichler Bergsman & Co., LLP                                 Gilbert Bergsman
Certified Public Accountants                                Paul Eichler
404 Park Avenue South, New York, New York 10016             Richard M. Plutzer
Tel 212-447-9007                                            Michael E. Silverman


                       CONSENT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors and Stockholders of eSafetyworld, Inc.


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (form SB-2), and related prospects of eSafetyworld, Inc. and to the incorporation by reference therein of our reports dated August 12, 1999, relating to the financial statements for the Clean Room Distribution Product Group as of December 31, 1998 and for the years ended December 31, 1998 and 1997 and for our report dated August 25, 1999 relating to the balance sheet of eSafetyworld , Inc., as of June 30, 1999, and the results of its operations and its cash flows for the period ended December 31, 1997, for the year ended December 31, 1998 and for the six months ended June 30, 1999.


/s/Eichler Bergsman & Co., LLP
New York, New York
February 8, 2000